Report of Independent Accountants


To the Trustees of
The Valiant Fund

In planning and performing our audits of the financial statements of the U.S. Treasury Money Market Portfolio,
U.S. Treasury Income Portfolio, General Money Market
Portfolio, and Tax-Exempt Money Market Portfolio (separate portfolios constituting The Valiant Fund, hereafter referred to as the "Funds") for the year ended August 31, 2000 we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related
costs   of controls.  Generally, controls that are relevant
to an audit pertain to the entity's objective of preparing
financial statements for external purposes   that are fairly
presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily
disclose all  matters in internal control that might be
material weaknesses under standards established by the
American Institute of Certified Public Accountants.  A
material weakness is a condition in which the design or
operation of any specific internal control component does
not reduce to a relatively low level the risk that errors
or irregularities in amounts that would be material in
relation to the financial statements being audited may
occur and not be  detected within a timely period by
employees in the normal course of   performing their
assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2000.

This report is intended solely for the information and use
of management and  the Trustees of the Funds and the
Securities and Exchange Commission and is   not intended to
be and should not be used by anyone other than these specified parties.




October 18, 2000